Exhibit 99.1

Contacts:
Quidel Corporation	Lippert/Heilshorn & Associates
Paul E. Landers, Chief Financial Officer	Don Markley/Bruce Voss
(858) 552-1100	(310) 691-7100

FOR IMMEDIATE RELEASE

QUIDEL ANNOUNCES CFO RETIREMENT EFFECTIVE MARCH 31, 2007

SAN DIEGO, Calif. (September 7, 2006) – Quidel Corporation (NASDAQ: QDEL), a leading provider of point-of-care rapid diagnostic tests, today announced that Paul E. Landers has notified the company of his intention to retire, effective March 31, 2007.

“After a rewarding career, including five years of service to Quidel, Paul is looking forward to spending more time with family and to continuing his public and private Board commitments,” said Caren Mason, President and CEO.  “We very much appreciate Paul’s contributions and look forward to a smooth transition once a new CFO is identified.”

“Quidel Corporation has undergone tremendous change in my five years with the company,” said Landers. “Given the achievements and positive developments which are underway, it is an ideal time for me to seek retirement and to realize my dream of more time with family, friends and community. I am leaving with the knowledge that the company is in a strong financial position.”

About Quidel

Quidel Corporation serves to enhance the health and well being of people around the globe through the discovery, development, manufacturing and marketing of rapid diagnostic solutions at the point of care (POC) in infectious diseases and reproductive health. Marketed under the leading brand name of QuickVue®, Quidel’s portfolio of products currently includes tests that aid in the diagnosis of several disease or condition states, including influenza, Fecal Occult Blood, Strep A, pregnancy, bacterial vaginosis, infectious mononucleosis, H. pylori and chlamydia. Quidel’s products are sold to healthcare professionals with a focus on the physician office lab and acute care markets through leading medical distribution partners on a worldwide basis. Quidel’s Specialty Products Group (SPG) develops research products in the fields of oncology and bone health with future POC applications. By building value in rapid diagnostic tests, Quidel provides leadership to the industry and among healthcare professionals allowing for the movement of patient testing out of the central laboratory setting and into the physician office, urgent care and other outpatient settings where rapid testing and treatment has an impact on clinical outcomes and provides an economic benefit. For more information, visit www.quidel.com or www.flutest.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the length and severity of cold and flu seasons, uncertainty surrounding the detection of novel influenza viruses involving human specimens, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration (“FDA”), intellectual property, product liability, environmental or other litigation, required patent license fee payments not currently reflected in our costs, and lower than anticipated sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements.